                                                                    EXHIBIT 10.1

                  Fourth Amendment to the SunTrust Banks, Inc.
                     Supplemental Executive Retirement Plan
                (Amended and Restated Effective January 1, 2001)

         WHEREAS, SunTrust Banks, Inc. (the "Corporation") has adopted and sponsors the SunTrust Banks, Inc. Retirement Plan (the "SERP"); and

         WHEREAS, ss. 11 of the SERP authorizes the Compensation Committee of the Corporation's Board to amend the SERP from time to time; and

         WHEREAS, on February 7, 2005, the Compensation Committee approved an amendment to the definition of SERP Compensation to limit the maximum amount of
Performance Unit Plan awards for that may be included for Tier 1 Participants.

         NOW, THEREFORE, IN WITNESS WHEREOF, as authorized by the Committee, the
Human Resources Director hereby adopts the following amendment to the SERP, effective January 1, 2005:

         The definition of SERP Compensation in ss. 2.17 is further amended by revising ss. 2.17(a)(ii) to read as follows:

                  (ii) the amount of the cash bonuses such Participant earns under the MIP and the PUP for the year, without regard to whether any such bonus may be subject to elective or mandatory deferral or, if not deferred, may be paid in the year following the calendar year in which such bonus is earned. Notwithstanding the preceding provision, the amount of the PUP that may be included in SERP Compensation for any calendar year beginning on or after January 1, 2005, shall not exceed the corresponding payout level (at minimum, target or maximum)
         established for the Tier 1 Participant's February 2004 PUP award. As allowed by ss. 2.12, the Committee has designated a substitute plan to be treated as though it were the PUP award earned for the 2003-2005 cycle as described in the following sentence. The fair market value on the date of vesting of a Tier 1 Participant's February 11, 2003 restricted stock grant shall be used in the same manner in calculating such Participant's SERP Compensation as if it were the amount of the
         PUP cash award earned for the cycle including 2003-2005.

         EXECUTED this 10th day of February, 2005.

SunTrust Banks, Inc.                        Attest

By:   /s/ Mary T. Steele                    By:
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      Mary T. Steele
      Human Resources Director              Title:
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